EXHIBIT 99.1

T-MOBILE AND METROPCS COMBINATION COMPLETE—WIRELESS

REVOLUTION JUST BEGINNING

T-Mobile US to Ring NYSE Opening Bell as Trading Begins Today Under Ticker “TMUS”

BONN, GERMANY and BELLEVUE, WA / (May 1, 2013)—Deutsche Telekom AG (XETRA: DTE; “Deutsche Telekom”) and T-Mobile US, Inc. today announced the completion of the combination of T-Mobile USA, Inc. and MetroPCS Communications, Inc., uniting two wireless innovators with one common vision: to bring wireless consumers exciting new choices while delivering an exceptional experience. The combined company, T-Mobile US, Inc., will begin trading on the New York Stock Exchange today under the ticker “TMUS.”

“The combination of T-Mobile and MetroPCS creates an even stronger disruptive force in the U.S. wireless market,” said John Legere, President & Chief Executive Officer of T-Mobile US, Inc. “Together, as America’s Un-carrier, we’ll continue our legacy of marketplace innovation by tearing up the old playbook and rewriting the rules of wireless to benefit consumers.”

As previously announced, the Board of Directors of the combined company will have 11 members, including two directors of MetroPCS who will continue with the combined company. Tim Höttges, currently Deputy Chief Executive Officer and Chief Financial Officer of Deutsche Telekom, will serve as Chairman of the Board.

“By uniting T-Mobile and MetroPCS, we have created a dynamic new player in the wireless industry that has the right strategy and management team in place to compete successfully in today’s marketplace,” said Mr. Höttges. “We look forward to realizing the tremendous potential of the new T-Mobile.”

A few facts about America’s Un-carrier:

•

2012 combined entity results would have reflected $24.8 billion of revenue, $6.4 billion of adjusted EBITDA[1], $3.7 billion of capital expenditures (excluding spectrum purchases)[2], and $2.7 billion of free cash flow[3].

•	Approximately 43 million subscribers as of March 31, 2013, two exceptionally strong brands, and 70,000 customer touch points.
•	A wider choice of outstanding wireless devices, including iPhone, offered through simple, affordable rate plans for unlimited talk, text, and Web—with no restrictive annual service contracts required.
•

The combined company’s total PoP coverage is 301 million, of which 283 million are covered by owned network. 228 million are currently served with 4G and 200 million are expected to be covered with 4G LTE by the end of 2013.

•

An enhanced spectrum position that will provide greater network coverage and deeper 4G LTE coverage in key markets across the country. Combining the two companies’ spectrum provides a path to at least 20+20 MHz of 4G LTE in approximately 90% of the top 25 metro areas in 2014 and beyond.

•	Target five-year (2012 – 2017) compounded annual growth rates in the range of 3% – 5% for revenues, 7% – 10% for EBITDA, and 15% – 20% for free cash flow.

•	Projected cost synergies of $6 – $7 billion (net present value4), with additional potential upside from the focused geographic expansion of the MetroPCS brand.

Under the terms of the business combination agreement, MetroPCS effected a 1 for 2 reverse stock split, made a cash payment of $1.5 billion to its stockholders (approximately $4.05 per share prior to the reverse stock split), and acquired all of T-Mobile’s capital stock from Deutsche Telekom in exchange for approximately 74% of MetroPCS’ common stock on a pro forma basis.

The combined company is headquartered in Bellevue, Washington and maintains a significant presence in Richardson, Texas. The combined company will be led by President & Chief Executive Officer, John Legere, with former MetroPCS Vice Chairman and Chief Financial Officer, J. Braxton Carter, serving as CFO. As previously announced, the combined company will operate T-Mobile and MetroPCS as separate brands, led by Jim Alling and Thomas Keys, respectively, migrating to a common network infrastructure and with common support functions.

To mark the successful completion of the transaction, Mr. Legere and several customer-facing employees will ring the Opening Bell of the NYSE today, May 1, 2013.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (Unaudited)

Information regarding the 2012 combined revenues, adjusted EBITDA, capital expenditures (excluding spectrum purchases), and free cash flow for the combined company is presented for informational purposes only. These combined company measures represent the sum of these financial measures for each company in 2012. They are not intended to represent or be indicative of the results of operations or financial position of the combined company had the business combination been consummated on January 1, 2012, and should not be taken as representative of the future results of operations or financial position of the combined company. This press release includes non-GAAP financial measures. The non-GAAP financial measures should be considered as a complement to, but not as a substitute for, financial information determined in accordance with GAAP.

1 The following tables illustrate the historical 2012 calculations of Adjusted EBITDA for T-Mobile USA, Inc. and MetroPCS Communications, Inc. and reconcile Adjusted EBITDA for each company to each company’s net (loss) income, which T-Mobile considers to be the most directly comparable GAAP financial measure to Adjusted EBITDA.

2 Capital Expenditures (excluding spectrum purchases) represent the sum of each company’s capital expenditures (excluding spectrum purchases) for 2012.

3 Free Cash Flow represents Adjusted EBITDA for each company (as calculated above) less Capital Expenditures (excluding spectrum purchases) for each company.

4 NPV is calculated with a 9% discount rate and 38% tax rate.

T-Mobile USA, Inc.
Dollars in Millions	Year ended December 31, 2012
Calculation of Adjusted EBITDA:
Net loss	$(7,336)
Adjustments:
Interest expense to affiliates	661
Interest income	(77)
Other (income) expense, net	5
Income tax expense (benefit)	350
Depreciation and amortization	3,187
Impairment charges	8,134
Restructuring costs	85
Other, net	(123)

Adjusted EBITDA	$4,886

MetroPCS Communications, Inc.
Dollars in Millions	Year ended December 31, 2012
Calculation of Adjusted EBITDA:
Net income	$394
Adjustments:
Depreciation and amortization	641
Loss (gain) on disposal of assets	9
Stock-based compensation expense	38
Interest expense	275
Interest income	(2)
Other (income) expense, net	(5)
Gain on settlement	(53)
Provision for income taxes	213

Adjusted EBITDA	$1,512

Other, net for the year ended December 31, 2012 represents a net gain on an AWS spectrum license purchase and exchange, transaction-related costs incurred for the terminated AT&T acquisition of T-Mobile, and transaction-related costs incurred from the proposed business combination with MetroPCS Communications. Other, net transactions may not agree in total to the other, net classification in the Consolidated Statements of Operations and Comprehensive Income (Loss) due to certain routine operating activities, such as insignificant routine spectrum license exchanges that would be expected to reoccur, and are therefore not excluded from Adjusted EBITDA.

About T-Mobile US, Inc.

As America’s Un-carrier, T-Mobile US, Inc. (NYSE: “TMUS”) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. The company’s advanced nationwide 4G and 4G LTE network delivers outstanding wireless experiences for customers who are unwilling to compromise on quality and value. Based in Bellevue, Wash., T-Mobile US, Inc. operates its flagship brands, T-Mobile and MetroPCS. It currently serves approximately 43 million wireless subscribers and provides products and services through 70,000 points of distribution. For more information, please visit: http://www.T-Mobile.com

Contacts:

T-Mobile US, Inc.

Media Relations

425-378-4002

mediarelations@t-mobile.com

Investor Relations

212-424-2959

investor.relations@telekom.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Any statements made herein that are not statements of historical fact, including statements about T-Mobile US, Inc.’s competitive position, strategy, growth plans and prospects, the expected impact of its plans and strategies on the wireless industry, expected network modernization and other advancements, expected access to capital, projected growth rates, and projected synergies, are forward-looking statements. Generally, forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,”

“views,” “may,” “will,” “forecast,” and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: our ability to compete in the highly competitive U.S. wireless telecommunications industry; adverse conditions in the U.S. and international economies and markets; our ability to successfully integrate the MetroPCS and T-Mobile businesses and realize expected synergies and other benefits from the recent combination; the effects of Deutsche Telekom’s controlling interest in us and its rights as a controlling stockholder and a holder of a substantial amount of our debt securities; our significant capital commitments and the capital expenditures required to effect our business plan; our significant amount of indebtedness and the limitations and obligations imposed by the provisions thereof; our ability to adapt to future changes in technology, enhance existing offerings, and introduce new offerings to address customers’ changing demands; write-offs or changes in our accounting assumptions; the outcome of any pending, threatened or potential litigation; changes in legal and regulatory requirements, including any change or increase in restrictions on our ability to operate our network; our ability to successfully maintain and improve our network, and the possibility of incurring additional costs in doing so; major equipment failures; security breaches related to the network or customer information; severe weather conditions or other force majeure events; disruptions of our key supply relationships; our ability to attract and retain key members of management and train personnel; significant increases in benefit plan costs or lower investment returns on plan assets; our ability to maintain good labor relations; the availability of additional spectrum, our ability to secure additional spectrum, or secure it at acceptable prices, when we need it; and other risks described in MetroPCS’ annual report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 1, 2013, and other filings filed with the SEC. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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